                                                     Exhibit 20.2
                                                      Page 1 of 7


                 MONTHLY  CERTIFICATEHOLDERS' STATEMENT

             NAVISTAR  FINANCIAL  DEALER  NOTE  TRUST  1990

        FLOATING  RATE  DEALER  NOTE  PASS-THROUGH  CERTIFICATES


Under the Pooling and Servicing Agreement dated as of December 1, 1990 by and among Navistar Financial Corporation ("NFC"), Navistar Financial Securities Corporation and Chemical Bank (survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust during the
previous month.   The information which is required to be prepared with
respect to the distribution date of January 27, 1997 and with respect to the performance of the Trust during the Due Period ended on December 31, 1996 is set forth below. Certain of the information is presented on the basis of an  original principal amount of $1,000  per Investor
Certificate.   Certain other information  is presented based  on  the
aggregate amounts  for the Trust  as  a  whole.   To  the extent  not
defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.


A.  Information Regarding Current Payments
    (Stated on the Basis of $1,000 Original Principal Amount).

1.  The total amount of the payment to each Class of Investor
    Certificateholders on January 27, 1997 per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .$404.2287101

          Class A2 . . . . . . . . . . . . . . . . .  $5.4739583

          Class A3 . . . . . . . . . . . . . . . . .  $5.5156250

          Class A4 . . . . . . . . . . . . . . . . .  $5.0156250

2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .  $5.3072917

          Class A2 . . . . . . . . . . . . . . . . .  $5.4739583

          Class A3 . . . . . . . . . . . . . . . . .  $5.5156250

          Class A4 . . . . . . . . . . . . . . . . .  $5.0156250

                                                     Exhibit 20.2
                                                      Page 2 of 7


3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor
    Certificates, per $1,000 interest:

          Class A1 . . . . . . . . . . . . . . . . .$398.9214184

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

B.  Information Regarding the Performance of the Trust.

1.  Collections, Uses.

(a)  The aggregate amount of Dealer Finance Charges
     for the Due Period . . . . . . . . . . . . . . . . . . . . .$3,575,900.10

(b)  The aggregate amount of NITC Finance Charges
     for the Due Period . . . . . . . . . . . . . . . . . . . . .$1,726,153.41

(c)  The aggregate amount of Principal Collections
     received during the Due Period . . . . . . . . . . . . . .$240,076,534.39

(d)  The aggregate amount of Principal Collections
     allocable to the Amortizing Classes  . . . . . . . . . . . $39,892,141.84

(e)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     deposited in the Spread Account. . . . . . . . . . . . . . . . . .  $0.00

(f)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     deposited in the Liquidity Reserve Account . . . . . . . . . . . .  $0.00

(g)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     used to purchase new Dealer Notes. . . . . . . . . . . . .$203,978,992.46

(h)  The aggregate amount of Principal Collections
     processed during the Due Period which were
     used to purchase Investment Securities . . . . . . . . . . $36,097,541.93

(i)  The aggregate amount of Principal Collections
     processed during the related Due Period which
     were paid to the Seller. . . . . . . . . . . . . . . . . . . . . .  $0.00

                                                     Exhibit 20.2
                                                      Page 3 of 7


2.  Dealer Notes and Investment Securities in the Trust;
    Certificate Principal Account.

(a)  The aggregate amount of Dealer Notes and
     Investment Securities in the Trust as of the
     end of the Due Period ended on December 31, 1996
     (which reflects the Dealer Notes and Investment
     Securities represented by both the Seller
     Certificate and Investor Certificates) . . . . . . . . . .$601,814,100.00

(b)  The amount of Dealer Notes and Investment
     Securities in the Trust represented by the
     Investor Certificates (the "Total Investor
     Interest") as of the Due Period ended on
     December 31, 1996. . . . . . . . . . . . . . . . . . . . .$467,967,858.16

(c)  The Total Investor Interest set forth in
     paragraph 2(b) above as a percentage of the
     aggregate amount of Dealer Notes and Investment
     Securities set forth in paragraph 2(a) . . . . . . . . . . . . . 77.7595%

(d)  The Total Invested Amount after giving effect
     to the payments made on the
     Distribution Date. . . . . . . . . . . . . . . . . . . . .$467,967,858.16

(e)  The total amount withdrawn from the Certificate
     Principal Account and deposited in the
     Distribution Account for the benefit of
     each Amortizing Class in respect of
     Principal Collections on the related
     Transfer Date:

          Class A1 . . . . . . . . . . . . . . . .$39,892,141.84

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . . . $0.00

3.  Investor Certificate Interest

(a)  The total amount withdrawn from the Collections
     Account and deposited in the Distribution Account
     on the related Transfer Date in respect of Investor
     Certificate Interest and any previously existing
     Deficiency Amount. . . . . . . . . . . . . . . . . . . . . .$2,672,235.31

                                                     Exhibit 20.2
                                                      Page 4 of 7


(b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount on the Distribution Date:

          Class A1 . . . . . . . . . . . . . . . .   $530,729.17

          Class A2 . . . . . . . . . . . . . . . .   $547,395.83

          Class A3 . . . . . . . . . . . . . . . .   $551,562.50

          Class A4 . . . . . . . . . . . . . . . . $1,042,547.81


(c)  The Deficiency Amount (if any) for such
     Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

(d) The amount of such Deficiency Amount allocable to each Class:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(e)  The amount (if any) of the Deficiency Amount
     from the preceding Distribution Date being
     reimbursed on the Distribution Date. . . . . . . . . . . . . . . .  $0.00


4.  Losses.

(a)  The aggregate amount of Dealer Notes charged-
     off as uncollectible during the Due Period
     ended on December 31, 1996 allocable to the Investor
     Certificates (the "Investor Loss Amount"). . . . . . . . . . . . .  $0.00


(b)  The Class Loss Amount for each Class (if any):

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

                                                     Exhibit 20.2
                                                      Page 5 of 7


5.  Reimbursement of Losses; Charges-Off Amounts.

(a)  The amount of Investor Loss Amount reimbursed
     or allocated to the Seller on the related
     Transfer Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  $0.00

(b)  The aggregate amount of Class Loss Amounts
     (if any) reimbursed or allocated to the
     Seller on the Distribution Date. . . . . . . . . . . . . . . . . .  $0.00

(c) The Class Charged-Off Amount for each Class for the immediately preceding Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(d) The Class Charged-Off Amount for each Class for the Due Period:

          Class A1 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A2 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A3 . . . . . . . . . . . . . . . . . . .   $0.00

          Class A4 . . . . . . . . . . . . . . . . . . .   $0.00

(e) For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs 5(c) and 5(d) above, per $1,000 (which will have the effect of increasing (reducing), the related Class Invested Amount and the related Class Investor Interest):

          Class A1 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A2 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A3 . . . . . . . . . . . . . . . . . . .  $  N/A

          Class A4 . . . . . . . . . . . . . . . . . . .  $  N/A

                                                     Exhibit 20.2
                                                      Page 6 of 7


6.  Class Invested Amounts; Class Investor Interests.

(a) Each Class Invested Amount after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .   $   60,107,858.16

          Class A2 . . . . . . . . . . . . .   $  100,000,000.00

          Class A3 . . . . . . . . . . . . .   $  100,000,000.00

          Class A4 . . . . . . . . . . . . .   $  207,860,000.00

(b) Each Class Investor Interest after giving effect to the payments made on the Distribution Date:

          Class A1 . . . . . . . . . . . . .   $   60,107,858.16

          Class A2 . . . . . . . . . . . . .   $  100,000,000.00

          Class A3 . . . . . . . . . . . . .   $  100,000,000.00

          Class A4 . . . . . . . . . . . . .   $  207,860,000.00


7.  Servicing Fee.

(a)  The aggregate amount of the Monthly Servicing
     Fee payable by the Trust to the Servicer for
     the month ended December 31, 1996. . . . . . . . . . . . . .  $489,597.34


(b)  The aggregate amount of the Monthly Servicing
     Fee set forth in paragraph 7(a) above allocable
     to the Investor Certificateholders . . . . . . . . . . . . .  $413,162.33

8.  Available Subordinated Amount; Minimum Seller Interest.

(a)  The Available Subordinated Amount as of the
     end of December 31, 1996  . . . . . . . . . . . . . . . . .$78,718,300.00

(b)  The Minimum Seller Interest as of
     December 31, 1996 . . . . . . . . . . . . . . . . . . . . .$93,954,100.00

                                                     Exhibit 20.2
                                                      Page 7 of 7


9.  Class Amortization Percentages.

    The Class Amortization Percentage for each Amortizing Class:

          Class A1 . . . . . . . . . . . . . . . . . . 16.61643%

          Class A2 . . . . . . . . . . . . . . . . . . .     N/A

          Class A3 . . . . . . . . . . . . . . . . . . .     N/A

          Class A4 . . . . . . . . . . . . . . . . . . .     N/A




                              THE CHASE MANHATTAN BANK



                              BY: /s/ Chase Manhattan Bank
                                      Chase Manhattan Bank